UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 6, 2008

Date of Report (Date of earliest event reported)

Peplin, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53410	26-0641830
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6475 Christie Avenue Emeryville, CA 94608 (Address of principal executive offices) (Zip Code)

(510) 653-9700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2008, the Compensation Committee of the Board of Directors of Peplin Inc., a Delaware corporation (the “Company”), issued an award of 225,000 shares of restricted stock (the “Awards”) to Thomas G. Wiggans, the Company’s Chief Executive Officer, pursuant to the Peplin, Inc. 2007 Incentive Award Plan (the “Plan”). The Awards were issued pursuant to Mr. Wiggans’ employment agreement, dated August 15, 2008, and the Restricted Stock Award Agreement, dated November 6, 2008 (the “Award Agreement”). The Awards were approved by the Company’s stockholders at the Company’s annual meeting of stockholders held on October 5, 2008. The Awards vest 25% on June 30, 2009, 25% on June 30, 2010, and 50% on June 30, 2011, if Mr. Wiggans continues to serve as the Company’s Chief Executive Officer through such dates. The Awards will also vest in full on the first day during Mr. Wiggans’ employment if the volume-weighted average price per share of the Company’s common stock is equal to or greater then $15.00 for twenty consecutive trading days. The Award Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein. The foregoing summary is qualified in its entirety by the terms of the Award Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1    Restricted Stock Award Agreement, dated November 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPLIN, INC.
(Registrant)

By: /s/ David J.B. Smith

Name: David J.B. Smith
Date: November 12, 2008	Title: Chief Financial Officer

Exhibit 10.1    Restricted Stock Award Agreement, dated November 6, 2008.